EXHIBIT 10.3

AMENDMENT AGREEMENT

Amendment No. 1 to Revolving Note

Obligation No.: 5500008230

Obligor No.: 6441688723

This AMENDMENT AGREEMENT dated as of April _25_, 2007 (the “Amendment”), is executed by and between NEOGEN CORPORATION, a Michigan corporation (the “Borrower”) and LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association (the “Bank”).

R E C I T A L S:

A. In conjunction with certain loan(s) or other financial accommodation(s) extended by the Bank to the Borrower, the parties hereto have entered into the following documents (together with any other documents and instruments executed in conjunction therewith, herein referred to collectively as the “Loan Documents”):

•	Loan Agreement, dated December 16, 2005 (the “Loan Agreement”).
•	Revolving Note dated December 16, 2005, in the principal amount of $17,500,000 (the “Revolving Note”).

B. The Borrower has requested a modification to certain of the terms and provisions of the Loan Documents and the Bank is agreeable thereto, on the terms and conditions herein provided.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt and sufficiency whereof are hereby acknowledged, Borrower and the Bank hereby agree as follows:

1. Amendments to Revolving Note. The Revolving Note is hereby amended in the following respects only:

a. The Revolving Loan Maturity Date provided in the Revolving Note is hereby amended and extended from December 1, 2007 to December 1, 2008.

b. The Revolving Loan Commitment provided in the Loan Agreement and incorporated in the Revolving Note is hereby amended to be reduced from Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000.00) to Ten Million and 00/100 Dollars ($10,000,000.00) effective as of January 1, 2007.

2. Representations and Warranties. To induce the Bank to enter into this Amendment, each Borrower hereby certifies, represents and warrants to the Bank that:

a. Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform its obligations under the Loan Documents, as amended hereby.

b. No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Loan Documents, as amended hereby, do not and will not conflict with any provision of law or of any agreement binding upon the Borrower.

c. Validity and Binding Effect. The Loan Documents, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

d. Compliance with Loan Agreement. The representations and warranties set forth in the Loan Agreement are true and correct with the same effect as if such representations and warranties had been made on the date hereof.

e. No Event of Default. As of the date hereof, unless waived herein, no Event of Default under the Loan Documents, as amended hereby, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred or is continuing.

3. Conditions Precedent. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following:

a. Amendment. This Amendment executed by the parties hereto.

b. Other Documents. Such other documents, certificates, resolutions and/or opinions of counsel as the Bank may request.

4. General.

a. Governing Law; Severability. This Amendment shall be construed in accordance with and governed by the laws of Michigan. Wherever possible each provision of the Loan Documents and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Documents and this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents and this Amendment.

b. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and the successors and assigns of the Bank.

c. Continuing Force and Effect of Loan Documents. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan Documents, in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan Documents.

d. Expenses. The Borrower shall pay all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Bank or any affiliate or parent of the Bank.

e. No Defenses. Each Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment Agreement, the Loan Agreement, the Notes, the Loan Documents and/or the individual advances under the Note, or against any of the indebtedness evidenced or secured thereby.

f. Further Modification; No Reliance. This Amendment Agreement may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment Agreement, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

g. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

[Signatures On Following Page]

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment Agreement as of the date first above written.

Borrower: NEOGEN CORPORATION

By:	/s/ Richard R. Current
Name:	Richard R. Current
Title:	Vice President and Chief Financial Officer

Agreed and accepted: Bank: LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association

By:	/s/ David G. Grantham
Name:	David G. Grantham
Title:	First Vice President